AtheroNova

OTCBB: AHRO

www.AtheroNova.com

Safe Harbor Statement

Except for historical information contained herein, the statements in this presentation are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward looking statements in this presentation include statements regarding completion of AtheroNova's restructuring, commencement of the second animal trial and the development of applications for AtheroNova's compounds. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as significant fluctuations in expenses associated with clinical trials, failure to secure additional financing, the inability to complete regulatory filings with the Food and Drug Administration, the introduction of competing products, or management's ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, and other information that may be detailed from time to time in AtheroNova's filings with the United States Securities and Exchange Commission. AtheroNova undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Atherosclerosis

Healthy Plaque-Free Artery


Atherosclerosis a condition in which plaque builds up on the inner lining of arteries.
Adventitia
Media
Intima
The plaque is formed from cholesterol, fat, calcium, and other substances in the blood.

90% of adult Americans have 10% or greater blockage

81 M Americans (1 in 3) have cardiovascular disease

Fatty Streak Develops


A fatty streak develops inside the Intima.

Market Opportunity

Addressing a Critical Unmet Medical Need

Current standard of care (statins) is ineffective at reducing plaque

Drug eluting stents, catheterization and balloon angioplasty do not reduce plaque volume

Regression and stabilization of plaque will become the new gold standard in the treatment and prevention of cardiovascular disease and AtheroNova is positioned to lead the way

$41+ Billion Annual Drug Costs

355 million lipid-regulating drug prescriptions dispensed in 2010

US Diseases and Prevalence

Cardiovascular Disease	81 million patients
Stroke	7 million patients
Peripheral Artery Disease	8 million patients (33% are diabetics)
Dementia and Alzheimer's	6 million patients
Erectile Dysfunction	18 million patients



AtheroNova

OTCBB: AHRO

www.AtheroNova.com

AtheroNova and AHRO-001

Discovery and modeling of existing disease state

- Primary Biliary Cirrhosis

First in vitro experiment

Second in vitro experiment



Second In Vitro Experiment

Aortic Plaque Regression In Vitro

BEFORE


Before
1 inch

AFTER 4 HOURS



AFTER 36 HOURS


After 36 hours

Filiberto Zadini, M.D.
Giorgio Zadini, M.D.

AtheroNova and AHRO-001

Validation of Hypothesis:

Cleveland Clinic

CEDARS-SINAI

DAVID GEFFEN SCHOOL OF MEDICINE UCLA



AtheroNova and AHRO-001

AHRO-001 Pre-Clinical Mechanism of Action Study

UCLA – Initial academic research
Jake Lusis, PhD
The David Geffen School of Medicine at UCLA

High fat diet in LDLR knockout mice
- Control Group
- AHRO-001



UCLA – Initial Study Results

The study group receiving AHRO-001
had 95% less innominate arterial plaque
compared to the control group.



Plaque Area (uM^2/section)
70000
60000
50000
40000
30000
20000
10000
0
N=11
*
N=13
Control
AHRO-001

*P<0.01:Comparison to 15 wk chow fed mice following an 8 wk high fat diet

UCLA – Initial Study Results

Arterial Stain Results


AHRO-001
Control Group

*Plaque stained **RED***

Safety

Excellent Safety and Tolerability Data

- AtheroNova compounds show no morbidity or mortality in pre-clinical studies
- No toxicological effects in pre-clinical studies
- Well tolerated at high doses
- Other compounds in this family have been shown to be well tolerated in humans

Current Academic Research

HDL functions (cholesterol efflux, anti-oxidative property), HDL protein composition, plasma lipid and lipoprotein analysis, liver gene expression analysis, and VLDL-TG secretion analysis

Jake Lusis, PhD
Diana Shih, PhD
The David Geffen School of Medicine at UCLA

Effect of AHRO-001 on atherosclerosis in Hypercholesterolemic apoE (-/-) mice

PK Shah, MD
Kuang-Yuh Chyu, MD
Cedars-Sinai Heart Institute's Division of Cardiology and Oppenheimer Atherosclerosis Research Center

Comparative Mechanisms of Actions

AtheroNova is Positioned to Lead the Way

	AHRO-001	Statins	CETP Inhibitors	Ezetimibe (Zetia)	Niaspan
Emulsification of plaque	✓	-	-	-	-
Upregulate ABCA1/ABCG1 gene expression	✓	-	-	-	-
Decrease cholesterol absorption	✓	-	-	✓	-
Potential plaque reversibility	✓	✓*	-	-	-
Decrease plasma LDL cholesterol levels	✓	✓	✓	✓	✓
Increases efficiency of HDL	✓	-	✓	-	-
Stimulate reverse cholesterol transport	✓	-	✓	✓	-
Atheroprotective effect	✓	✓	-	✓	✓

AtheroNova

*minimal efficacy at max dosage

Timeline Moving Forward

Major Milestones

Q3 2011	Q4 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2013	Q1 2014
Pre-clinical	Regulatory	Clinical	Clinical	Clinical	Clinical	Clinical
Data analysis of studies and publish results	Pre-IND Meeting with FDA Initiate Toxicology Studies	IND Filing Initiate Phase I Clinical Study	Completion of Phase I Clinical Study FDA Meeting Pre Phase II	Initiate Phase II Clinical Study	Completion of Phase II Clinical Study Top line data	FDA Meeting Pre Phase III

Drug Pipeline



- AHRO-001/002 enteric coated tablet and stepwise therapeutic
- AHRO-003 statin combination
- AHRO-200 dialysate additive
- AHRO-100 obesity treatment
- AHRO-010 dissolution of lipomas
- AHRO-300 localized transdermal fat dissolution

Intellectual Property

McDermott Will & Emery LLP

AtheroNova has filed patents in 9 product families since inception

Multiple applications directed to treating atherosclerosis with various methods of administration and compounds

Additional patents pending, including applications for obesity, lipomas and adiposities

Near Term Value Triggers

Pre-IND Meeting with FDA	October 2011
Results of UCLA Study	October 2011
Results of Cedars Sinai Study	November 2011
Publication of UCLA study anticipated	Q4 2011
Publication of Cedars study anticipated	Q1 2012
Phase I Clinical Study Initiation	Q1 2012

Management

Thomas Gardner
Chairman and CEO

Mark Selawski
Chief Financial Officer

Balbir Brar, PhD, DVM
SVP, Drug Development

Mark Carvlin, PhD
Regulatory Consultant

Boris Ratiner, MD
Acting Medical Director

Scientific Advisory Board

Giorgio Zadini, MD
Company Founder/Emergency Medicine, California Hospital Medical Center

Ephraim Sehayek, MD
Assistant Staff - Genomic Medicine Institute, Lerner Research Institute, Cleveland Clinic

Stephen Nicholls, PhD
Medical Director - Intravascular Ultrasound and Angiography Core Laboratories, Cleveland Clinic

Burt Liebross, MD
Nephrologist - Internal Medicine and Nephrology

Ben McFarland, PhD
Associate Professor - Department of Chemistry & Biochemistry, Seattle Pacific University

John Nachazel, MD
Anatomic & Clinical Pathologist, California Hospital Medical Center

Jian-Hua Qiao, MD
Anatomic & Clinical Pathologist, California Hospital Medical Center

Summary

Regression and stabilization of plaque with our novel compounds will be the new gold standard in a $41+ Billion market

Current standard of care (statins) is ineffective at reducing plaque

Near term value points

Safety profile

Clear development/commercialization pathway

Licensing & Development

AtheroNova and Maxwell Biotech Group have entered into an agreement for up to $4.1 million equity investment in exchange for funding clinical Phase I and Phase II Studies

Maxwell receives a commercialization license for the following territory:

Russian Federation, Belarus, Ukraine, Kazakhstan, Kyrgyzstan, Tajikistan, Turkmenistan, Moldova, Azerbaijan and Armenia

MAXWELL Biotech Group

AtheroNova

AtheroNova